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                                                                    EXHIBIT 23.3

               [Letterhead of Ryder Scott Company appears here]

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of this Annual Report on Form 10-K of our reserve reports dated September 25, 1997 and February 18, 1998 relating to the oil and gas reserves of Bellwether Exploration Company at July 1, 1997 and January 1, 1998, respectively. We also consent to the references to us under the heading "Supplemental Information" in the Notes to the Consolidated Financial Statements of Bellwether Exploration Company in such report.

                             /s/ Ryder Scott Company Petroleum Engineers
                             --------------------------------------------
                             RYDER SCOTT COMPANY
                             PETROLEUM ENGINEERS

Houston, Texas
March 6, 1998


                 [Address of Ryder Scott Company appears here]